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                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of May 3, 2004, is entered into between Jarden Corporation, a Delaware corporation (the "Company") and Desiree DeStefano, (the "Employee").

WITNESSETH:

     WHEREAS, the Company desires to continue to employ the Employee and to be assured of her services on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is willing to continue such employment on such terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

     1. Employment. The Company hereby employs the Employee as Senior Vice President of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement. Notwithstanding the foregoing, it is understood and agreed that the Employee from time to time may (a) be appointed to additional offices or to different offices than those set forth above provided they are within a fifty mile radius of the current Rye, NY location, (b) perform such duties other than those set forth above, and/or
(c) relinquish one or more of such offices or other duties, as may be mutually agreed by and between the company and the Employee; and, that no such action shall be deemed or construed to otherwise amend or modify any of the remaining terms or conditions of this Agreement.

     2. Term. The term of this Agreement shall be two (2) years, commencing on the date hereof and ending on the second anniversary of such date (the "Initial Term"), subject to earlier termination pursuant to the provisions of Section 10. The employment of the Employee shall automatically continue hereunder following the Initial Term for the successive one (1) year periods (the "Renewal Terms") unless the Company or the Employee gives written notice to the other at least
(90) ninety days prior to the end of the Initial Term. Subsequent to the Initial Term, the employment of the Employee hereunder may be terminated at the end of any Renewal Term by delivery by either the Employee or the Company of a written notice to the other part at least (90) ninety days prior to the end of any Renewal Term.



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     3. Duties. During the term of this Agreement, the Employee shall, subject to the provisions of Section 1 above, serve as Senior Vice President of the Company and shall perform all duties commensurate with her position that may be assigned to him by the Chief Financial Officer of the Company and/or by the Board of Directors of the Company consistent with such position. The Employee shall devote substantially all of her time and energies to the business and affairs of the Company and shall use her best efforts, skills and abilities to promote the interests of the Company as necessary to diligently and competently perform the duties of her position.

     4. Compensation and Benefits.During the term of this Agreement, the Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of services under this Agreement and the Employee's observance and performance of all of the provisions hereof, a salary of $200,000 per year (the "Base Compensation"). The Base Compensation shall be reviewed annually and shall be increased by a minimum of the Consumer Price Index. In addition, the Employee shall be eligible to participate in the Company's bonus program for management. The bonus program shall give the Employee the opportunity to earn up to 30% of paid Base Compensation if the Company achieves its budgeted Earnings Per Share and up to 60% of paid Base Compensation if the Company achieves Earnings Per Share 10% higher than budget. It is anticipated that the nature and amounts of the financial performance benchmarks and targeted percentages will be amended annually in accordance with Jarden's overall incentive compensation plan. Additionally, Employee may receive, at the Company's sole discretion, a bonus of up to 50% of Base Compensation (subject to adjustment annually) for services specifically performed or exceptional performance related to other corporate development, financing or special project activity undertaken by the Company in any year.

The Employee's Base Compensation and any bonus shall be payable in accordance with the normal payroll practices of the Company and shall be subject to withholding for applicable taxes and other amounts. During the term of this Agreement, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, such medical, insurance, and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. The Company retains the rights to terminate or alter any such plans or policies from time to time. The Employee shall also be entitled to vacations, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties.

     5. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Employer in connection with the performance of services under this Agreement.



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     6. Representation of Employee. Except as set forth in Paragraph 3 hereof, the Employee represents and warrants that that she is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or non compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of her material duties under this Agreement.

     7. Confidentiality. (For purposes of this Section 7, all references to the Company shall be deemed to include the Company's subsidiary corporations.)

          (a) Confidential Information. The Employee acknowledges that she will have knowledge of, and access to, proprietary and confidential information of the Company, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company.

          (b) Return of Confidential Information. Upon the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business.

     8. Noncompetition. (For purposes of this Section 8, all references to the Company shall be deemed to include the Company's subsidiary corporations). During the term set forth below, the Employee will not utilize her special knowledge of the business of the Company and her relationships with customers and suppliers of the Company to compete with the Company. During the term of this Agreement and for a period of twelve (12) months after the expiration or termination of this Agreement, the Employee shall not engage, directly or indirectly or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products are marketed, alone or in association with others, as principal, officer, agent, employee, capital, lending of money or property, rendering of services or



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otherwise, in any business directly competitive with or similar to that engaged in by the Company (it being understood hereby, that the ownership by the Employee of 2% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). During the same period, the Employee shall not, and shall not permit any of her employees, agents or others under her control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two years, a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate her or her employment or other relationship with the Company or such successor.

     9. Noninterference. At any time during the Initial Term or a Renewal Term, and for the two (2) year period immediately thereafter, the Employee shall not interfere with any of the Company's relationships with any party, including any party who, at any time during the Initial Term or a Renewal Term, was an employee, contractor, supplier or customer of of the Company. At any time during or after the Initial Term and any Renewal Terms, the Employee shall not make public statements which may negatively impact the Company or any of its shareholders, directors, officers, employees or agents with respect to the customers, suppliers, products, personnel or business of the Company. For purposes of this Section 9, "interfere" shall mean intentional or grossly negligent acts or conduct that is reasonably likely to hamper, hinder or disturb the relationships between the Company and any applicable party.

     10. Remedies. The restrictions set forth in Section 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breech of the provisions of Section 7 or 8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to seek injunctive and other equitable relief to secure the enforcement of these provisions. If any provisions of Sections 7, 8 or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, shall be provisions of
Section 7, 8 or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.


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     11. Termination. This Agreement may be terminated prior to the expiration of the term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 11.

          (a) Death. This Agreement will terminate immediately and automatically upon the death of the Employee.

          (b) Disability. This Agreement may be terminated at the Company's option, immediately upon written notice to the Employee, if the Employee shall suffer a permanent disability. For the purpose of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform her duties under this Agreement for a period of 120 consecutive days or for an aggregate of 180 days, whether or not consecutive, in any twelve month period, due to illness, accident or any other physical or mental incapacity, as reasonably determined by the Company. In the event of termination for disability, the Employee will also be entitled to receive medical and long term disability benefits generally available to other disabled employees of the Company.

          (c) Cause. This Agreement may be terminated at the Company's option, immediately upon written notice to the Employee, upon: (i) breach by the Employee of any material provision of this Agreement not cured within ten (10) days after written notice of such breach is given by the Company to the Employee; (ii) gross negligence or willful misconduct of the Employee in connection with the performance of her duties under this Agreement, or Employee's willful refusal to perform any of her duties or responsibilities required pursuant to this Agreement; or (iii) fraud, criminal conduct or embezzlement by the Employee.

          (d) Without Cause. This Agreement may be terminated pursuant to the terms of Section 2 or on thirty (30) days written notice (the thirtieth day following such notice being herein sometimes called the "Termination Date") by the Company without cause, subject to the following provision.

          If the Employee's employment is terminated by the Company without Cause, or upon Disability, the Employee shall receive an amount (the "Severance Amount") equal to the sum of the following: (i) one year's Base Compensation; plus (ii) a portion of the target bonus for the year in which the Employee's employment was terminated ("Termination Year") calculated as the target percentage multiplied by the Base Compensation actually earned from January 1st of the Termination Year until the Termination Date; plus (iii) continuation of health insurance and other benefits for one year at same cost as the Employee currently contributes; plus, (iv) full vesting of any outstanding stock options and the lapsing of any restrictions over any restricted shares owned by the Employee.



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          The cash portion of the Severance Amount shall be paid to the Employee as promptly as practicable after the date of Termination and in no event later than ten (10) days after termination.

          Payment of the Severance Amount shall be in lieu of all other financial obligations of the Company to the Employee and all other benefits in this Agreement shall cease as of the date of termination. The Employee shall have no obligation to seek other employment or otherwise mitigate damages hereunder. For the avoidance of doubt, it is understood that the Company will pay all amounts owed to Employee prior to the date of termination, including any incentive compensation owed to employee for the prior year if still unpaid at the date of termination and the termination occurred after the fiscal year end.. Notwithstanding anything in the incentive compensation plan, Employee need not be employed at the date the incentive payments are made to be eligible for this payment. Payment of the severance amount is also contingent upon Employee executing Jarden's standard release form which includes a covenant by the Employee not to sue, a confidentiality agreement and a waiver and release of all further potential claims against the Company by the Employee, among other things.

     12. Miscellaneous

          (a) Survival. The provisions of Sections 7, 8, 9, 10 and 12 shall survive the termination of this Agreement.

          (b) Entire Agreement.This Agreement, sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

          (c) Modification. This Agreement may not be modified or terminated orally; and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provided, however, that the Employee's compensation may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

          (d) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, not to preclude such party from taking any other action at any time which it would legally be entitled to take.

          (e) Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party.



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          (f) Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the recipient's address set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.


       To the Company:          Jarden Corporation
                                Suite B-302
                                555 Theodore Fremd Avenue
                                Rye, New York 10580
                                Attention:  Chief Financial Officer

       To the Employee:         Desiree DeStefano
                                12 Bellwood Road
                                White Plains, NY  10603

          (g) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

          (h) Jurisdiction; Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. Any breach of any provision of this Agreement shall be deemed to be a breach occurring in the State of New York and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York or the Federal Courts having concurrent geographic jurisdiction, for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement.

          (i) Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.



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     IN WITNESS WHEREOF, each of the parties hereto have duly executed this
Agreement as of the date set forth above.


                                              JARDEN CORPORATION

                                              /s/ Ian Ashken
                                              ----------------------------------
                                              Ian Ashken
                                              Vice Chairman and CFO


                                              /s/ Desiree DeStefano
                                              ----------------------------------
                                              Desiree DeStefano


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